UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2015 (August 27, 2015)
Northrim BanCorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Alaska	0-33501	92-0175752
________________________ (State or other jurisdiction	_____________ (Commission	_________________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3111 C Street, Anchorage, Alaska		99503
___________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	907-562-0062
Not Applicable
___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On August 27, 2015, the Board of Directors of Northrim Bank (the "Bank"), a wholly owned subsidiary of Northrim BanCorp, Inc., approved amendments to certain of the Bank’s nonqualified deferred compensation plans, the Supplemental Executive Retirement Plan and Supplemental Executive Retirement Deferred Compensation Plan. The amendments provide for a distribution of benefits under the Supplemental Executive Retirement Plan upon a termination resulting from disability. The amendments are effective as of January 1, 2015.

A copy of each plan is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements – not applicable.
(b)	Proforma financial information – not applicable.
(c)	Shell company transactions - not applicable.
(d)	Exhibits

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrim BanCorp, Inc.

September 1, 2015	By:	/s/ Latosha M. Frye

Name: Latosha M. Frye
Title: EVP, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Supplemental Executive Retirement Plan, originally effective as of July 1, 1994, amended effective as of January 6, 2000, January 8, 2004, January 1, 2005, and January 1, 2015.
10.2	Supplemental Executive Retirement Deferred Compensation Plan originally effective as of February 1, 2002, amended effective as of January 1, 2005 and January 1, 2015.